SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 2, 2001


                             3D SYSTEMS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           Delaware                    0-22250                  95-4431352
 (State of Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)              File Number)           Identification No.)



                                26081 Avenue Hall
                           Valencia, California 91355
                    (Address of Principal Executive Offices)


                                 (661) 295-5600
                         (Registrant's Telephone Number)


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ITEM  5.       OTHER EVENTS

        We, Tiger Deals, Inc., a Delaware corporation and our indirect wholly owned subsidiary, and DTM Corporation, a Texas corporation (the "Company"), have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Tiger Deals will acquire all of the outstanding shares of common stock, par value $.0002 per share, (the "Shares") of the Company for $5.80 per Share. Our acquisition will occur in two stages. First, we will make a tender offer (the "Offer") to purchase any and all of the outstanding Shares. If all of the conditions to our acceptance of the Shares for payment in the Offer are met, Tiger Deals will then merge (the "Merger") into the Company, and the Company will become our indirect wholly owned subsidiary. In connection with the Merger Agreement, the Company's chief executive officer and the Company's largest shareholder, each have entered into a Tender and Voting Agreement to, among other matters, tender their Shares pursuant to the Offer.

        Reference is made to the press release of Registrant issued on April 3, 2001 relating to the Offer and the Merger, and a copy of the Merger Agreement and form of Tender and Voting Agreement, which contain information meeting the requirements of this Item 5, and which are incorporated herein by this reference. Copies of the press release and the Merger Agreement (with the form of Tender and Voting Agreement included as Exhibit A thereto) are attached to this Form 8-K as Exhibits 99.1 and 2.1, respectively.


CERTAIN RISKS ASSOCIATED WITH THE OFFER AND THE MERGER.

THE OFFER AND THE MERGER ARE SUBJECT TO CONDITIONS. IF THESE CONDITIONS ARE NOT MET, WE MAY NOT BE ABLE TO COMMENCE THE OFFER OR FOLLOWING COMMENCEMENT, WE MAY NOT BE ABLE TO CONSUMMATE THE OFFER AND THE MERGER.

        The commencement of the Offer is subject to our receipt by May 3, 2001 of financing commitments in an aggregate amount sufficient to fund the Offer and the Merger. The closing of the Offer is subject to certain conditions including our receipt of funds sufficient to pay for all of the Shares and other outstanding equity interests of the Company and the tender to us of at least 67% of the Shares, among other customary closing conditions. The closing of the Merger also is subject to customary closing conditions. If we do not receive the financing commitments by May 3, 2001, or alternatively, if we receive those commitments but ultimately we are unable to obtain the necessary financing or if shareholders holding at least 67% of the Shares do not tender those Shares to us, the Merger Agreement may be terminated. If the Merger Agreement is terminated because we do not meet one or all of these conditions, we will not be entitled to recoup the funds we spent in negotiating the Offer and the Merger or any of the related transaction costs. We cannot assure you that we will be able to satisfy these conditions or that each other condition to closing will be met. If we do not consummate the Offer and the Merger, we may not be able to identify an alternative strategic transaction acceptable to us and our operations and stock price may be materially adversely affected.



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OTHER COMPANIES MAY FILE LAWSUITS AGAINST US SEEKING TO ENJOIN THE OFFER AND THE
MERGER AND WE MAY INCUR SUBSTANTIAL COSTS DEFENDING THESE LAWSUITS.

        Tender offers often result in competing tender offers and litigation initiated by competing bidders or other persons. A court may determine to enjoin the Offer or subject us to an adverse judgment in a substantial amount. In addition, the litigation process is costly and may divert management's attention from our daily operations. We cannot assure you that a competing bidder or other third party will not seek to enjoin the Offer and the Merger or sue us for damages. If a court permanently enjoins the Offer or requires us to pay damages, we will not be entitled to recoup our transaction costs associated with the Offer and our business may be materially adversely affected. Alternatively, if a court temporarily enjoins the Offer, we also may incur substantial litigation costs, the closing of the Offer and Merger will be delayed, which will increase our transaction costs and our operations and financial condition may be materially adversely affected.

INTEGRATING THE COMPANY'S OPERATIONS WITH OURS MAY BE DIFFICULT AND MAY CAUSE DISRUPTIONS TO OUR BUSINESS; WE MAY NOT ACHIEVE THE SYNERGIES WE EXPECT FROM THE ACQUISITION OR MAINTAIN THE COMPANY'S CUSTOMERS.

        To attain the benefits of the merger, we will have to effectively integrate our operations, technologies and products. In particular, we must integrate management and other personnel, our sales and marketing teams, our information systems, and our financial, accounting and other operational procedures. In addition, we must effectively coordinate our combined research and development activities. Our success in this process will be significantly influenced by our ability to retain key management and marketing and development personnel. The difficulties of this integration may be increased by the necessity to coordinate geographically separated organizations with distinct cultures. The integration of operations will require the dedication of management resources, which temporarily may distract the attention of management and other personnel from our day-to-day business activities. In addition, employees of the Company may be less productive as a result of uncertainty during the integration process, which also may disrupt our business. These disruptions or any other difficulties with integration could seriously harm the combined company. In addition, even if the operations of the combined companies are integrated successfully, we anticipate accomplishing the integration over time and, in the interim, the combination may have an adverse effect on our business, results of operations and financial condition.

        We expect the combination to result in synergies and operating efficiencies, including reduced overhead costs as a percentage of combined revenue, expanded operations, and enhanced purchasing leverage. We may not achieve these benefits and whether we ultimately realize these benefits will depend on a number of factors, many of which are beyond our control. In addition, we cannot assure you that our current and potential customers and those of the Company will continue to do business with us. If we are not able to obtain these synergies or maintain the Company's client base, our financial condition and results of operations will be materially adversely affected.


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THE COMPANY CURRENTLY IS INVOLVED IN INTELLECTUAL PROPERTY LITIGATION AND
CONTRACT DISPUTE NEGOTIATIONS, THE OUTCOME OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT THE COMBINED COMPANY.

        The Company is involved in certain litigation and contract dispute discussions concerning certain of its key intellectual property assets.

        EOS GMBH OF PLANEGG, GERMANY

        The Company faces direct competition for selective laser sintering equipment and materials outside the United States from EOS GmbH of Planegg, Germany ("EOS"). The Company currently is involved in significant litigation with EOS in France, Germany, Italy and Japan with regard to its proprietary rights to selective laser sintering technology and is pursuing injunctive relief and damages against EOS where applicable.

        The plastic sintering patent infringement actions against EOS began in France, Germany, and Italy in 1996. In 1997, the Company initiated action against Hitachi Zosen Joho Systems, the EOS distributor in Japan. In May 1998, EOS initiated two invalidation trials in the Japanese Patent Office attempting to have the Company's patent invalidated on two separate bases. The Japanese Patent Office ruled in the Company's favor in both trials in July 1998, effectively ruling that the Company's patent was valid. In September 1999, the Tokyo District Court then ruled in the Company's favor and granted a preliminary injunction prohibiting further importation and selling of the infringing plastic sintering EOS machine. Based on the Tokyo District Court's ruling, EOS then filed an appeal in the Tokyo High Court to have the rulngs of the Japanese Patent Office revoked. On March 6, 2001, the Tokyo High Court ruled in EOS's favor that the rulings of the Japanese Patent Office were in error. This ruling is being appealed by the Company to the Tokyo Supreme Court.

        Legal actions in France, Germany, and Italy are proceeding. EOS had challenged the validity of certain plastic patents in the European Patent Office
(EPO). Both of those patents survived the opposition appeals and the infringement hearings have been re-started.

        In 2000, EOS filed a patent infringement suit against the Company in federal court in California. EOS alleges that the Company has infringed and continues to infringe certain U.S. patents licensed to EOS by us. On April 2, 2001, consistent with an order issued by the federal court in this matter, we intervened in the lawsuit. These proceeding are in the pre-discovery stage.

        We cannot assure you that we will successfully defend against the claims of past infringement of the patents that are the subject of the dispute with EOS. The combined company's inability to resolve the claims that are the basis for these actions or to prevail in any related litigation could result in a finding of infringement of our licensed patents that are the subject of the litigation. Additionally, one EOS patent is asserted which, if found valid and infringed, could preclude the continued development and sale of certain of the Company's products that incorporate the intellectual property which is the subject of the patents. In addition, the combined company may become obligated to pay substantial monetary damages for past infringement. Regardless of the outcome of these actions, the Company has incurred, and


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following the Merger, the combined company may continue to incur, significant related expenses and costs that could have a material adverse effect on the business and operations of the combined company. Furthermore, these actions could involve a substantial diversion of the time of some members of management. The failure to preserve the Company's intellectual property rights and the costs associated with these actions could have a material adverse effect on the results of operations, liquidity and financial condition of the combined company and could cause significant fluctuations in results from quarter to quarter.

        UNIVERSITY OF TEXAS SYSTEM

        The University of Texas system licenses certain key intellectual property used in the selective laser sintering process to the Company. As a licensee, the Company's rights to practice the technology are not absolute. Earlier this year the Company gave notice to the University of Texas of changes the Company had made in its royalty calculations to reflect business practices the Company adopted in the fall of 1999. The Company informed the University of Texas that these changes had the effect of reducing the average royalty due the University of Texas per machine sold. The University of Texas communicated in writing to the Company that they do not accept these changes. The Company met with representatives of the University of Texas to provide them a better understanding of the Company's position and of the methodologies that the Company now uses in its calculation of royalties due them. The Company currently is in discussions with the University of Texas to resolve their differences. The University of Texas could terminate, attempt to terminate or amend the license if the Company could be shown to be in material default of the terms of the license. Even if the Company had a basis for objection, defense of the Company's rights as a licensee could be costly, and the outcome would be uncertain. Loss of significant rights as a licensee under this license could have a material adverse effect on the Company's business and financial performance, and as a result, on the operation of the business and the financial condition of the combined company.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          (c)  Exhibits.

          2.1  Agreement and Plan of Merger, dated April 2, 2001.

          99.1 Press Release, dated April 3, 2001.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2001                               3D SYSTEMS CORPORATION

                                            By:  /S/ E. JAMES SELZER
                                                -------------------------------
                                                   E. James Selzer
                                                   Chief Financial Officer and
                                                   Vice President of Finance


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                                  EXHIBIT INDEX


EXHIBITS

2.1     Agreement and Plan of Merger, dated April 2, 2001.
99.1    Press Release, dated April 3, 2001.


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